Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-132672) of Hanover Compression Limited Partnership and in the related Prospectus of our reports dated April 24, 2006 and April 22, 2005, with respect to the financial statements of Wilpro Energy Services (El Furrial) Limited, incorporated by reference in this Annual Report (Form 10-K/A) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Tulsa, Oklahoma
June 7, 2006